Exhibit (d)(3)(b)

THE MAINSTAY FUNDS
MAINSTAY FUNDS TRUST

MAINSTAY VP FUNDS TRUST

AMENDMENT TO AMENDED AND RESTATED SUBADVISORY AGREEMENT

This Amendment to the Amended and Restated Subadvisory Agreement, is made as of the 1st day of May, 2018, between New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”) and MacKay Shields LLC, a Delaware limited liability company (the “Subadvisor”).

WHEREAS, the Manager and the Subadvisor are parties to the Amended and Restated Subadvisory Agreement, dated January 1, 2018 (“Agreement”), as amended; and

WHEREAS, the parties hereby wish to amend the Subadvisory Agreement to (i) reflect revised subadvisory fees with respect to the MainStay VP Emerging Markets Equity Portfolio and MainStay VP Mid Cap Core Portfolio; and (ii) change the names of certain Portfolios as follows:

Former Name	New Name
MainStay VP Common Stock Portfolio	MainStay VP MacKay Common Stock Portfolio
MainStay VP Convertible Portfolio	MainStay VP MacKay Convertible Portfolio
MainStay VP Cornerstone Growth Portfolio	MainStay VP MacKay Growth Portfolio
MainStay VP Government Portfolio	MainStay VP MacKay Government Portfolio
MainStay VP High Yield Corporate Bond Portfolio	MainStay VP MacKay High Yield Corporate Bond Portfolio
MainStay VP International Equity Portfolio	MainStay VP MacKay International Equity Portfolio
MainStay VP Mid Cap Core Portfolio	MainStay VP MacKay Mid Cap Core Portfolio
MainStay VP S&P 500 Index Portfolio	MainStay VP MacKay S&P 500 Index Portfolio
MainStay VP Small Cap Core Portfolio	MainStay VP MacKay Small Cap Core Portfolio
MainStay VP Unconstrained Bond Portfolio	MainStay VP MacKay Unconstrained Bond Portfolio

NOW, THEREFORE, the parties agree as follows:

(i)          Effective May 1, 2018, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers and attested effective as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest:	/s/ Thomas Lynch	By:	/s/ Yie-Hsin Hung
Name:	Thomas Lynch	Name:	Yie-Hsin Hung
Title:	Director and Associate General Counsel	Title:	Chief Executive Officer

MACKAY SHIELDS LLC

Attest:	/s/ Young Lee	By:	/s/ Lucille Protas
Name:	Young Lee	Name:	Lucille Protas
Title:	General Counsel	Title:	President

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SCHEDULE A

(As of May 1, 2018)

As compensation for services provided by Subadvisor, the Manager will pay the Subadvisor and Subadvisor agrees to accept as full compensation for all services rendered hereunder, at an annual subadvisory fee equal to the following:

Fund / Portfolio	Annual Rate on allocated assets

The MainStay Funds

MainStay Income Builder Fund (investment sleeve)*	0.32% on assets up to $500 million; 0.30% on assets from $500 million to $1 billion; 0.2875% on assets from $1 billion to $5 billion; and 0.2825% on assets over $5 billion*
MainStay MacKay Common Stock Fund*	0.275% on assets up to $500 million; 0.2625% on assets from $500 million to $1 billion; and 0.25% on assets over $1 billion
MainStay MacKay Convertible Fund*	0.30% on assets up to $500 million; 0.275% on assets from $500 million to $1 billion; and 0.25% on assets over $1 billion
MainStay MacKay Emerging Markets Debt Fund	0.35% on assets up to $500 million; and 0.325% on assets over $500 million
MainStay MacKay Government Fund*	0.25% on assets up to $500 million; 0.2375% on assets from $500 million to $1 billion; and 0.225% on assets over $1 billion
MainStay MacKay High Yield Corporate Bond Fund

0.30% on assets up to $500 million;
0.275% on assets from $500 million to $5 billion;
0.2625% on assets from $5 billion to $7 billion;

0.25% on assets from $7 billion to $10 billion; and
0.245% on assets from $10 billion to $15 billion; and
0.24% on assets over $15 billion

MainStay MacKay International Equity Fund*	0.445% on assets up to $500 million; and 0.425% on assets over $500 million
MainStay MacKay Tax Free Bond Fund*	0.225% on assets up to $500 million; 0.2125% on assets from $500 million to $1 billion; 0.20% on assets from $1 billion to $5 billion; and 0.195% on assets over $5 billion
MainStay MacKay Unconstrained Bond Fund	0.30% on assets up to $500 million; 0.275% on assets from $500 million to $1 billion; 0.25% on assets from $1 billion to $5 billion; and 0.2375% on assets over $5 billion

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Fund / Portfolio	Annual Rate on allocated assets

MainStay Funds Trust

MainStay Absolute Return Multi-Strategy Fund* Investment sleeves: Equity Market Neutral Credit Long/Short or Non-Traditional Fixed Income	0.625% 0.375%
MainStay Balanced Fund (investment sleeve)	0.35% on assets up to $1 billion; 0.325% on assets from $1 billion to $2 billion; and 0.30% on assets over $2 billion
MainStay MacKay California Tax Free Opportunities Fund*	0.25% on all assets
MainStay MacKay Emerging Markets Equity Fund*	0.50% on assets up to $1 billion; and 0.4875% on assets over $1 billion
MainStay MacKay Growth Fund*	0.35% on assets up to $500 million; 0.325% on assets from $500 million to $1 billion; 0.3125% on assets from $1 billion to $2 billion; and 0.30% on assets over $2 billion
MainStay MacKay High Yield Municipal Bond Fund*	0.275% on assets up to $1 billion; 0.27% on assets from $1 billion to $3 billion; 0.265% on assets from $3 billion to $5 billion; and 0.26% on assets over $5 billion
MainStay MacKay International Opportunities Fund*	0.55% on all assets
MainStay MacKay New York Tax Free Opportunities Fund*	0.25% on all assets
MainStay MacKay S&P 500 Index Fund*	0.08% on assets up to $2.5 billion; and 0.075% on assets over $2.5 billion
MainStay MacKay Short Duration High Yield Fund*	0.325% on all assets
MainStay MacKay Tax Advantaged Short Term Bond Fund*	0.225% on all assets
MainStay MacKay Total Return Bond Fund*	0.25% up to $1 billion; 0.2375% from $1 billion to $3 billion; and 0.2325% over $3 billion
MainStay MacKay U.S. Equity Opportunities Fund*	0.50% on assets up to $1 billion; and 0.4875% on assets over $1 billion

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Fund / Portfolio	Annual Rate on allocated assets

MainStay VP Funds Trust

MainStay VP Absolute Return Multi-Strategy Portfolio* Investment sleeves: Equity Market Neutral Credit Long/Short or Non-Traditional Fixed Income	0.625% 0.375%
MainStay VP Balanced Portfolio (investment sleeve)	0.35% on assets up to $1 billion; 0.325% on assets from $1 billion to $2 billion; and 0.30% on assets over $2 billion
MainStay VP Emerging Markets Equity Portfolio (investment sleeve)*	0.50% on assets up to $1 billion; 0.4875% on assets over $1 billion
MainStay VP Income Builder Portfolio (investment sleeve)	0.285% on assets up to $1 billion; and 0.275% on assets over $1 billion
MainStay VP MacKay Common Stock Portfolio	0.275% on assets up to $500 million; 0.2625% on assets from $500 million to $1 billion; and 0.25% on assets over $1 billion
MainStay VP MacKay Convertible	0.30% on assets up to $500 million; 0.275% on assets from $500 million to $1 billion 0.25% on assets over $1 billion
MainStay VP MacKay Government Portfolio	0.25% on assets up to $500 million; 0.2375% on assets from $500 million to $1 billion; and 0.225% on assets over $1 billion
MainStay VP MacKay Growth Portfolio	0.35% on assets up to $500 million; 0.325% on assets from $500 million to $1 billion; 0.3125% on assets from $1 billion to $2 billion; 0.30% on assets over $2 billion
MainStay VP MacKay High Yield Corporate Bond Portfolio	0.285% on assets up to $1 billion; 0.275% on assets from $1 billion to $5 billion; and 0.2625% on assets over $5 billion
MainStay VP MacKay International Equity Portfolio	0.445% on assets up to $500 million; and 0.425% on assets over $500 million
MainStay VP MacKay Mid Cap Core Portfolio*	0.425% on assets up to $1 billion; 0.40% on assets from $1 billion to $2 billion; and 0.3875% on assets over $2 billion
MainStay VP MacKay S&P 500 Index Portfolio*	0.08% on assets up to $2.5 billion; and 0.075% on assets over $2.5 billion
MainStay VP MacKay Small Cap Core Portfolio*	0.425% on assets up to $1 billion; and 0.40% on assets over $1 billion
MainStay VP MacKay Unconstrained Bond Portfolio	0.30% on assets up to $500 million; 0.275% on assets from $500 million to $1 billion; 0.25% on assets from $1 billion to $5 billion; and 0.2375% on assets over $5 billion

The portion of the fee based upon the average daily net assets of the respective Allocated Assets shall be accrued daily at the rate of l/(number of days in calendar year) of the annual rate applied to the daily net assets of the Allocated Assets. Payment will be made to the Subadvisor on a monthly basis.

* The Manager has agreed to waive a portion of the Fund’s/Portfolio’s management fee or reimburse the expenses of the appropriate class of the Fund/Portfolio so that the class total ordinary operating expenses do not exceed certain amounts. These waivers or expense limitations may be changed with Board approval. To the extent the Manager has agreed to waive its management fee or reimburse expenses, the Subadvisor, upon reasonable prior notice from the Manager, has voluntarily agreed to waive or reimburse its fee in proportion to the percentage of the total subadvisory fee that the Subadvisor earns.

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